SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant	☐

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☐ Preliminary Information Statement	☐	Confidential, for Use of Commission Only
[as permitted by Rule 14a-6(e) (2)]
☒ Definitive Information Statement

AEGON/TRANSAMERICA SERIES FUND, INC.

(Name of Registrant as Specified in Its Charter)

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☐	$125 per Exchange Act Rules 0-11(c) (1) (ii), 14 c-(1) (ii), 14c-5(g).
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT DATED JULY 26, 2002
AEGON/TRANSAMERICA SERIES FUND, INC.
ON BEHALF OF AEGON BOND

570 Carillon Parkway
St. Petersburg, Florida 33716
(Toll Free) 1-800-851-9777

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished to the Policyowners invested in the AEGON Bond portfolio (the “Portfolio”) of AEGON/Transamerica Series Fund, Inc. (the “Fund”), to provide information regarding the approval, by the Board of Directors (referred to herein as the “Board” or “Directors”), of a new sub-advisory agreement (the “Sub-Advisory Agreement”) on behalf of the Portfolio, dated May 1, 2002, between AEGON/Transamerica Fund Advisers, Inc. (“ATFA” or “Investment Adviser”) and Banc One Investment Advisors Corporation (“Banc One”or “Sub-Adviser”), a copy of which is attached hereto as Exhibit A. The Sub-Advisory agreement contains substantially identical terms as the former sub-advisory agreement relating to the Portfolio between ATFA and AEGON USA Investment Management, Inc. (“AIMI”), which had served as sub-adviser to the Portfolio since January 1, 1998.

This information statement is provided in lieu of a proxy statement to shareholders as of June 30, 2002, pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits ATFA to hire new sub-advisers and to make changes to existing sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Directors who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of those parties (“Independent Directors”), without obtaining shareholder approval. This information statement will be mailed on or about July 26, 2002.

The Fund, a series mutual fund consisting of several separate investment portfolios, is an open-end management investment company registered under the 1940 Act, and is organized as a Maryland corporation. The Fund’s principal executive office is located at 570 Carillon Parkway, St. Petersburg, Florida 33716.

GENERAL INFORMATION

On December 10, 2001, a majority of the Directors, including a majority of the Independent Directors, unanimously approved the Sub-Advisory Agreement and the selection by ATFA of Banc One to replace AIMI as sub-adviser to the Portfolio. The Directors unanimously approved the Sub-Advisory Agreement in light of AIMI’s notification to ATFA that as of the close of business on April 30, 2002, AIMI would no longer provide investment sub-advisory services with respect to the Portfolio. The decision by AIMI necessitated the selection of a new sub-adviser for the Portfolio. ATFA recommended Banc One to the Directors as a replacement for AIMI. See “Board Consideration of the Sub-Advisory Agreement” below.

The Sub-Advisory Agreement contains terms and conditions substantially identical to those of the sub-advisory agreement with AIMI. See “Terms of the Sub-Advisory Agreement” below for a description of the new agreement.

Section 15 of the 1940 Act requires that a majority of the Portfolio’s outstanding voting securities approve a sub-advisory agreement. However, pursuant to the Order, ATFA, on behalf of the Fund and any future open-end management investment company managed by ATFA, may enter into sub-advisory agreements on behalf of certain portfolios without receiving prior shareholder approval. On December 15, 1998, shareholders of the Portfolio authorized the Investment Adviser to enter into new sub-advisory agreements without shareholder approval. Therefore, execution and implementation of the Sub-Advisory Agreement does not require shareholder consent.

THE INVESTMENT ADVISER

ATFA serves as the investment adviser to the Portfolio pursuant to an investment advisory agreement (the “Advisory Agreement”) dated as of January 1, 1997. The Advisory Agreement was initially approved by the Board for a term of two years and is approved annually thereafter in accordance with the terms of the 1940 Act. The Advisory Agreement was last approved by the Directors of the Fund, including a majority of the Independent Directors, on March 18, 2002. The Advisory Agreement was last approved by Policyowners on December 16, 1996.

ATFA is a Florida corporation with its principal offices located at 570 Carillon Parkway, St. Petersburg, Florida 33716. ATFA is a wholly-owned direct subsidiary of AUSA Holding Company (“AUSA”). AUSA is a holding company that is wholly-owned by AEGON USA, Inc. (“AEGON USA”), a financial services holding company. The primary emphasis of the subsidiary companies of AUSA is the sale and servicing of life and health insurance, and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON, N.V., a Netherlands corporation and publicly traded international insurance group.

The Investment Adviser’s directors and principal officer, together with their principal occupations, are listed in Exhibit B. No officer or Director of the Fund (who is not a director of the Investment Adviser) owns securities or has any other material direct or indirect interest in the Investment Adviser or is a person controlling, controlled by, or under common control with the Investment Adviser.

TERMS OF THE ADVISORY AGREEMENT

Pursuant to the Advisory Agreement for the Portfolio, ATFA is subject to the supervision of the Directors and, in conformity with the stated policies of the Fund, manages both the investment operations of the Portfolio, and the composition of the Fund’s portfolios, including the purchase, retention and disposition of portfolio securities. The Investment Adviser is authorized to enter into sub-advisory agreements for investment advisory services in connection with the management of the Fund and each portfolio thereof. The Investment Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreement. For its services, ATFA is compensated by the Portfolio at the rate of 0.45% of the Portfolio’s average daily net assets.

ATFA reviews the performance of all sub-advisers, and makes recommendations to the Directors with respect to the retention and renewal of agreements. In connection therewith, ATFA is obligated to keep certain books and records of the Fund. ATFA also administers the Fund’s business affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by Investors Bank & Trust Company, the Fund’s custodian, and AEGON/Transamerica Fund Services, Inc., the Fund’s transfer and dividend disbursing agent. The management services of ATFA for the Fund are not exclusive under the terms of the Advisory Agreement, and ATFA is free to, and does, render management services to others.

In connection with its management of the business affairs of the Fund, ATFA bears the following expenses: (a) the salaries and expenses of all of its and the Fund’s personnel, except the fees and expenses of the Directors who are not affiliated persons of ATFA or the Portfolio’s sub-adviser; (b) all expenses incurred by ATFA or by the Fund in connection with managing the ordinary course of the Fund’s business, other than those assumed by a Portfolio, as described below; and (c) the fees payable to the sub-adviser pursuant to the sub-advisory agreement between ATFA and a sub-adviser.

Under the terms of the Advisory Agreement, the Portfolio is responsible for the payment of the following expenses: (a) the fees payable to the Investment Adviser; (b) the fees and expenses of Directors, who are not affiliated persons of the Investment Adviser or the Portfolio’s sub-adviser, on a pro-rata basis with the other portfolios in the Fund; (c) the fees and certain expenses of the Portfolio’s custodian and transfer and dividend disbursing agent, including the cost of providing records to the Investment Adviser in connection with its obligation of maintaining required records of the Portfolio and pricing of Portfolio shares; (d) the charges and expenses of the Fund’s legal counsel and independent accountants with respect to the Portfolio; (e) brokerage commissions and any issue or transfer taxes chargeable to the Portfolio in connection with its securities transactions; (f) all taxes and corporate fees payable by the Portfolio to governmental agencies; (g) the fees of any trade associations of which the Fund may be a member on behalf of the Portfolio; (h) the Portfolio’s proportionate cost of fidelity and liability insurance; (i) the Portfolio’s proportionate share of the fees and expenses involved in registering and maintaining registration of the Fund with the SEC and qualifying the Portfolio’s shares under state securities laws, including the preparation and printing of the Fund’s registration statement and prospectuses for such purposes; (j) allocable communications expenses with respect to investor services and all expenses of shareholders’ and Directors’ meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the Policyowners; and (k) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business as it relates to the Portfolio.

The Advisory Agreement provides that ATFA will not be liable for any error of judgment or for any loss suffered by the Portfolio in connection with the matters to which the Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Advisory Agreement, in accordance with its terms, had an initial term of two years from the date of execution, and continues in effect from year to year so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Advisory Agreement also provides that it will terminate automatically if assigned, and may be terminated, without penalty, by vote of a majority of the Portfolio’s outstanding voting securities (as defined in the 1940 Act), or by the Directors of the Fund or ATFA, upon 60 days’ written notice to the Fund.

ATFA acts as investment adviser to the following investment companies, in addition to the Fund: IDEX Mutual Funds, Transamerica Occidental Life Insurance Company Separate Account Fund B and Transamerica Income Shares, Inc.

INFORMATION CONCERNING THE SUB-ADVISER

Banc One is a registered investment adviser that, with its affiliates, had approximately $146 billion in assets under management as of June 30, 2002. Banc One is located at 1111 Polaris Parkway, Suite 2B, Columbus, Ohio 43240. Exhibit B sets forth certain information concerning the principal executive officer and directors of Banc One. No officer or director of the Fund is an officer, employee, director or shareholder of Banc One. No officer or director of the Fund owns securities or has any other material direct or indirect interest in Banc One or is a person controlling, controlled by or under common control with Banc One.

Banc One’s investment advisers provide investment management and related services to other mutual fund portfolios and individual, corporate, charitable and retirement accounts. Exhibit C sets forth certain information regarding each registered investment company portfolio advised or sub-advised by Banc One with an investment objective similar to that of the Portfolio.

Banc One Investment Strategy

The name of the Portfolio has not been changed as a result of the change in sub-adviser. The investment strategy employed by Banc One is substantially similar to that of the previous sub-adviser. The Portfolio’s investment objective is to seek the highest possible current income within the confines of the primary goal of ensuring the protection of capital. Banc One seeks to achieve the Portfolio’s objective by investing principally in U.S. government securities obligations, including Treasury and Agency Securities; medium to high-quality corporate bonds; mortgage-backed securities, including pass-through and Collateralized Mortgage Obligations; and asset-backed securities.

Banc One analyzes four major factors in managing and constructing the Portfolio: duration, market sector, maturity concentrations and individual securities. Banc One looks for market sectors and individual securities that it believes will perform well over time. Banc One is value oriented and selects individual securities after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, and the complex legal and technical structure of the transaction.

TERMS OF THE SUB-ADVISORY AGREEMENT

The following summary of the Sub-Advisory Agreement is qualified in its entirety by reference to the copy of the Sub-Advisory Agreement attached as Exhibit A to this Information Statement.

Under the Sub-Advisory Agreement, Banc One is compensated by ATFA (and not the Portfolio) at an annual rate of 0.20% of the Portfolio’s average daily net assets, less 50% of any amount paid pursuant to any expense limitation or the amount of any other reimbursement made by ATFA to the Portfolio. The Sub-Advisory Agreement provides that, subject to ATFA’s and the Board’s supervision, Banc One is responsible for managing the investment operations of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information, and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, Banc One also provides ATFA with all books and records relating to the transactions it executes and renders to the Directors such periodic and special reports as the Board may reasonably request.

The Sub-Advisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Directors, at a meeting called for the purpose of voting on such approval, provided, however, that (1) the Sub-Advisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (2) the Sub-Advisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Portfolio’s management agreement with ATFA, and (3) the Sub-Advisory Agreement may be terminated at any time by Banc One or ATFA on 60 days’ written notice to the other party to the Sub-Advisory Agreement.

The Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Banc One will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolio.

BOARD CONSIDERATION OF THE SUB-ADVISORY AGREEMENT

At an in-person meeting of the Board, at which a majority of the Directors were in attendance (including a majority of the Independent Directors), the Board of Directors considered, and unanimously approved, the Sub-Advisory Agreement. In considering the approval of the Sub-Advisory Agreement, the Directors, including the Independent Directors, considered whether the approval of the Sub-Advisory Agreement was in the best interests of the Portfolio. At the meeting, the Directors reviewed materials furnished by ATFA and Banc One. ATFA explained to the Directors the research, review and selection process that it employed to identify potential candidates to replace the current sub-adviser, which included the review of due diligence materials from the candidates by ATFA. ATFA explained the reasons why it selected Banc One, and why it recommended that the Directors approve Banc One as the Portfolio’s new sub-adviser.

The Board considered a number of factors in approving Banc One, including Banc One’s: (i) history and background in managing portfolios for other clients; (ii) investment philosophy, long-term performance record, and the experience and background of the personnel who would be responsible for managing the Portfolio’s assets; (iii) performance relative to its peers; (iv) facilities and compliance procedures; (v) the nature, quality and extent of services expected to be provided to the Portfolio; (vi) the reputation of Banc One in the asset management industry; (vii) the size and structure of Banc One, as well as the amount of assets that Banc One currently manages; and (viii) demonstrated ability to consistently add value relative to the Portfolio’s benchmark.

The Board discussed and reviewed the terms of the Sub-Advisory Agreement, noting that the material terms of the Sub-Advisory Agreement are substantially similar to those of the prior sub-advisory agreement between ATFA and AIMI. Under the new sub-advisory agreement, the sub-advisory fee is payable at the rate of 0.20% of the Portfolio’s average daily net assets, less 50% of any amount paid pursuant to any expense limitation or the amount of any other reimbursement made by ATFA to the Portfolio. These fee arrangements are the same as the fee arrangements with AIMI under the prior sub-advisory agreement.

During the Portfolio’s most recently completed fiscal year ended December 31, 2001, AIMI received an aggregate of $394,663 from ATFA for services rendered to the Portfolio. The aggregate amount of investment management fees paid by ATFA had the new sub-advisory agreement been in place during the Portfolio’s most recently completed fiscal year would have been the same.

In determining whether it was appropriate to approve the Sub-Advisory Agreement, the Board requested information, provided by ATFA and Banc One, that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel with respect to its deliberations.

The Directors approved the Sub-Advisory Agreement on the basis of the following considerations, among others:

•
The sub-advisory fees payable to Banc One are fair and reasonable in light of the services expected to be provided, the anticipated costs of the services, the estimated profitability of Banc One’s relationship with the Portfolio, and the comparability of the proposed fee to fees paid by comparable management investment companies;

•
The nature, quality and extent of the investment sub-advisory services expected to be provided by Banc One, in light of Banc One’s disciplined investment methodology, the high quality services provided to other management investment companies advised by Banc One, and the historic performance of accounts managed by Banc One, including achievement of stated investment objectives;

•	Banc One’s representations regarding its staffing and capabilities to manage the Portfolio, including the retention of personnel with significant portfolio management experience;

•	Banc One’s entrepreneurial commitment to the management and success of the Portfolio, which could entail a substantial commitment of resources to the successful operation of the Portfolio; and

•	The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies, and performance of Banc One.

Based upon its review of the information requested and provided, the Board concluded that the Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Directors, including the Independent Directors, unanimously approved the Sub-Advisory Agreement.

PRINCIPAL SHAREHOLDERS

As of the record date, the Portfolio had 19,789,878.715 shares of beneficial interest, representing a cash value of $245,747,020.95. The shareholders of the Portfolio are: AUSA Life Insurance Company, Inc., Transamerica Life Insurance Company, Western Reserve Life Assurance Co. of Ohio and Transamerica Occidental life Insurance Company.

POLICYOWNER PROPOSALS

As a general matter, the Portfolio does not hold annual meetings of shareholders. Policyowners wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting should send their written proposal to the Secretary of AEGON/Transamerica Series Fund, Inc., 570 Carillon Parkway, St. Petersburg, Florida 33716.

Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders’ meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

ANNUAL REPORT

The Fund will furnish, without charge, a copy of its most recent annual or semi-annual report to shareholders upon request. Any such request should be directed to the Fund by calling (800) 851-9777 or by writing ATSF at P.O. Box 5068, Clearwater, Florida 33758-5068.

ADDITIONAL INFORMATION

The Fund’s investment adviser, ATFA, and its transfer agent and administrator, AEGON/Transamerica Fund Services, Inc., are located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Fund’s principal underwriter/distributor, AFSG Securities Corporation, is located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499-0002.

By Order of the Board of Directors,

John K. Carter, Esq., Secretary
AEGON/Transamerica Series Fund, Inc.
St. Petersburg, Florida

Exhibit A

SUB-ADVISORY AGREEMENT
BETWEEN
AEGON/TRANSAMERICA FUND ADVISERS, INC.
AND
BANC ONE INVESTMENT ADVISORS CORPORATION

SUB-ADVISORY AGREEMENT, made as of the 1st day of May, 2002 between AEGON/Transamerica Fund Advisers, Inc. (“Investment Adviser”), a corporation organized and existing under the laws of the State of Florida and Banc One Investment Advisors Corporation (“Sub-Adviser”), a corporation organized and existing under the laws of the State of Ohio.

WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of January, 1997, as amended (“Advisory Agreement”), with AEGON/Transamerica Series Fund, Inc. (the “Fund”), a Maryland corporation that is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Fund is authorized to issue shares of AEGON Bond (the “Portfolio”), a separate series of the Fund; and

WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Portfolio and the Sub-Adviser is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1.	Appointment.

Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties of the Sub-Adviser.

A.	Investment Sub-Advisory Services. Subject to the supervision of the Fund’s Board of Directors (“Board”) and the Investment Adviser, the Sub-Adviser

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shall act as the investment sub-adviser and shall supervise and direct the investments of the Portfolio in accordance with the Portfolio’s investment objective, policies, and restrictions as provided in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), and such other limitations as directed by the appropriate officers of the Investment Adviser or the Fund by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio in a manner consistent with the Portfolio’s investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of the Portfolio, is authorized, in its discretion and without prior consultation with the Portfolio or the Investment Adviser, to:

(1)	buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

(2)
place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

B.	Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:

(1)
furnish continuous investment information, advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

(2)
cause its officers to attend meetings of the Fund and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Fund and its officers and Board fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations; and

(3)	furnish such statistical and analytical information and reports as may reasonably be required by the Fund from time to time.

C.
Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the Fund’s Articles of Incorporation and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and

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the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

3.	Compensation.

For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive a monthly investment management fee as specified in Schedule A of this Agreement, less 50% of any amount paid pursuant to any expense limitation or the amount of any other reimbursement made by the Investment Adviser to the Portfolio. The management fee shall be payable by the Investment Adviser monthly to the Sub-Adviser upon receipt by the Investment Adviser from the Portfolio of advisory fees payable to the Investment Adviser. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

4.	Duties of the Investment Adviser.

A.
The Investment Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement. Notwithstanding the Investment Advisory Agreement, the Sub-Adviser has the authority to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets on behalf of the Portfolio.

B.
The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

(1)	The Articles of Incorporation of the Fund, as filed with the State of Maryland, as in effect on the date hereof and as amended from time to time (“Articles”);

(2)	The By-Laws of the Fund as in effect on the date hereof and as amended from time to time (“By-Laws”);

(3)	Certified resolutions of the Board of the Fund authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

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(4)
The Fund’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission (“SEC”) relating to the Portfolio and its shares and all amendments thereto (“Registration Statement”);

(5)	The Fund’s Prospectus (as defined above); and

(6)
A certified copy of any publicly available financial statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Portfolio to its shareholders or to any governmental body or securities exchange.

The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

C.
During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Portfolio or to the public, which refer to the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials if the Sub-Adviser objects in writing within fifteen business days (or such other time as may be mutually agreed) after receipt thereof.

5.	Brokerage.

A.
The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). Pursuant to such factors, the Sub-Adviser may utilize one or more of its affiliates as broker for transactions for the Portfolio. In no instance will portfolio securities be

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purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

B.
On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

C.
In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Portfolio shall be placed in accordance with the standards set forth in the Advisory Agreement.

6.	Ownership of Records.

The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees: (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1(f) under the 1940 Act and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, the Sub-Adviser may retain copies of such records.

7.	Reports.

The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

8.	Services to Others Clients.

Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations,

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or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9.	Representations of Sub-Adviser.

The Sub-Adviser represents, warrants, and agrees as follows:

A.
The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

B.
The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and the Fund with a copy of such code of ethics, together with evidence of its adoption.

C.
The Sub-Adviser has provided the Investment Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any material amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

The Investment Adviser represents, warrants, and agrees as follows:

The Investment Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Sub-Adviser of the occurrence

EXA-6

of any event that would disqualify the Investment Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

10.	Indemnification.

The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by any Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to any Portfolio or its shareholders, or the Adviser, to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (“disabling conduct”). The Adviser will indemnify the Sub-Adviser against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amount paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Sub-Adviser. The Sub-Adviser shall be entitled to advances from the Adviser for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

11.	Term of Agreement.

This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Unless sooner terminated as provided herein, this Agreement shall continue in effect until April 30, 2004, from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; and (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party. The Sub-Adviser shall furnish to the Fund, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

12.	Termination of Agreement.

This Agreement shall terminate automatically with respect to the Portfolio upon the termination of the Advisory Agreement with respect to any such Portfolio. This

EXA-7

Agreement may be terminated at any time with respect to the Portfolio, without penalty, by the Investment Adviser or by the Fund’s Board by giving 60 days’ written notice of such termination to the Sub-Adviser at its principal place of business, provided that, if terminated by the Fund, such termination is approved by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of any such Portfolio, or per the terms of the exemptive order–Release No. 23379–under section 6(c) of the Act from section 15(a) and rule 18f-2 under the Act. This Agreement may be terminated at any time by Sub-Adviser by giving 60 days’ written notice of such termination to the Fund’s Board and the Investment Adviser at their respective principal places of business.

13.	Amendment of Agreement.

No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Portfolio’s outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.

14.	Miscellaneous.

A.
Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

B.
Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

C.
Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

D.
Interpretation. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

E.	Definitions. Any question of interpretation of any term of provision of this Agreement having a counterpart in or otherwise derived from a term or

EXA-8

provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ATTEST:		AEGON/TRANSAMERICA FUND ADVISERS, INC.

By:		By:
	Name: Gayle A. Morden Title: Assistant Vice President and Assistant Secretary		Name: John K. Carter Title: Vice President, General Counsel, Compliance Officer and Secretary

ATTEST:	BANC ONE INVESTMENT ADVISORS CORPORATION

By:	By:
Name:	Name:
Title:	Title:

EXA-9

SUB-ADVISORY AGREEMENT

SCHEDULE A

FUND	SUB-ADVISER COMPENSATION	TERMINATION DATE
AEGON BOND	0.20% of the Portfolio’s average daily net assets	April 30, 2004

EXA-10

Exhibit B

Directors and Principal Officer of the Investment Adviser

The address of each director and principal officer is 570 Carillon Parkway, St. Petersburg, Florida 33716.

Name and Position with the Investment Adviser	Principal Occupation/Position

Brian C. Scott, Director and Chief Executive Officer
President & Chief Executive Officer of IDEX Mutual Funds (2002-present); President of Endeavor Management Co. from June 2001 to December 2001; Director, President and Chief Executive Officer of Idex Management, Inc. (2001-present); Director, Idex Investor Services, Inc. (January, 2002-present); Director, President & Chief Operating Officer of AEGON/ Transamerica Fund Services, Inc. (January 2002-present); Chief Marketing Officer of the Financial Markets Division of AEGON Group (June 1992-June 2001).

Larry N. Norman, Director and Chairman
Executive Vice President, Chief Operating Officer of AEGON USA (Cedar Rapids, Iowa); Trustee of IDEX Mutual Funds; Director of AEGON/Transamerica Series Fund, Inc.; Manager of Transamerica Occidental Life Insurance Company Separate Life Account Fund B.

Douglas C. Kolsrud, Director
Senior Vice President of Transamerica Occidental Life Insurance Company (November 1999-June 2002); Corporate Actuary and Senior Vice President of Transamerica Life Insurance Company (April 1998-April 2002); Senior Vice President of AUSA Life Insurance Company (April 1998 -April 2002); Senior Vice President of Transamerica Life Insurance and Annuity Company
( -June 2002); Director of Idex Investor Services, Inc. (January 2002-Present); Director of Idex Management, Inc. (January 2002-Present); Director and Executive Vice President of AEGON USA, Inc. (May 2002-Present); Senior Vice President of AUSA Holding Company (May 1999-Present); Director (May 1998-December 2001), Executive Vice President (November 1997-May 1998), and President (May 1998-February 2001) of AEGON USA Investment Management, L.L.C.; Director of AEGON/ Transamerica Fund Services, Inc. (January 2002-Present); Director of AEGON/Transamerica Fund Advisers, Inc. (December 2002-Present); Director of Transamerica Investment Management, LLC (Present); and Executive Vice President of AEGON U.S. Corporation (May 2002-Present).

EXB-1

All Directors and Officers as set forth above, except Mr. Kolsrud, serve as an officer and Director of the Fund.

Directors and Principal Officer of the Sub-Adviser

The address of each of the following persons is 1111 Polaris Parkway, Suite 2B, Columbus, Ohio 43240.

Name and Position with Sub-Adviser	Principal Occupation/Position

Jon D. Kundert, Director, President & Chief Executive Officer	Chairman and CEO, Banc One Investment Management Group

Peter W. Atwater, Director	Chief Executive Officer, Private Client Services

Mark A. Beeson, Director	Chief Financial Officer, Banc One Investment Management Group; Chief Executive Officer, One Group Mutual Funds

Richard Jandrain III, Director	Senior Managing Director and Chief Investment Officer, Equity Securities

John G. Madich, Director	Senior Managing Director and Chief Investment Officer, Fixed Income Securities

John Abunassar, Director	Senior Managing Director, Institutional Asset Management

No officer or director of ATSF is an officer, employee, director or shareholder of Banc One. No officer or director of ATSF owns securities or has any other material direct or indirect interest in Banc One.

EXB-2

Exhibit C

The following table sets forth certain information regarding registered investment companies with similar investment objectives to the Portfolio that are advised or sub-advised by Banc One.

Name of Portfolio with Similar Investment Objective	Net Assets as of June 30, 2002	Annual Management Fee Rate

One Group Bond Fund	$ 3.3 billion	0.60%

One Group Investment Trust Bond Portfolio	$154 million	0.75%

EXC-1

AEGON/TRANSAMERICA SERIES FUND, INC.
P.O. BOX 5068
CLEARWATER, FL
33758-5068

PRSRT STD
U.S.POSTAGE
PAID
LANCASTER, PA
PERMIT NO. 1793